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                                                                    EXHIBIT 21.1

                      SUBSIDIARIES CONTROLLED BY REGISTRANT

                             As of December 31, 2000

Subsidiaries of DoubleClick Inc.

DoubleClick Finance Corp. (Delaware)
Abacus Direct International, Inc. (Delaware)
Flashbase, Inc.
DoubleClick International Internet Advertising Limited (Ireland)
NetGravity Europe Limited. (UK)
DoubleClick Asia Limited (Hong Kong) Ltd.
DoubleClick International Asia Holding NV (Netherlands Antilles)
DoubleClick Mexico, S. de R.L. de C.V (Mexico)
DoubleClick Real Property LLC (Delaware)
NetGravity France S.A.R.L

Minority- owned subsidiary of DoubleClick Inc. (Delaware)

DoubleClick Japan Inc. (Japan)

Half-owned subsidiary of Abacus Direct International, Inc. (Delaware)

Abacus Direct Europe B.V. (Netherlands)

Wholly-owned or majority-owned subsidiaries of DoubleClick International Internet Advertising Limited

DoubleClick International Internet Purchasing Limited (Ireland)
DoubleClick International Internet Sales Limited (Ireland)
DoubleClick International TechSolutions Limited (Ireland)
DoubleClick Internet Ireland Limited (Ireland)
DoubleClick Australia Pty. Ltd. (Australia)
DoubleClick Benelux Limited (Ireland)
DoubleClick Canada Network, Inc. (Canada)
DoubleClick GmbH Deutschland (Germany)
DoubleClick France S.A.R.L. (France)
DoubleClick Espana SL (Spain)
DoubleClick Europe Limited (United Kingdom)
DoubleClick Techsolutions International Limited (United Kingdom)
DoubleClick Italy Limited (Italy)
DoubleClick Italy S.r.l. (Italy)
DoubleClick do Brasil Ltda. (Brazil)
DoubleClick Scandinavia AB (Sweden)
DoubleClick Jersey Limited (Channel Islands)

Wholly-owned Subsidiary of DoubleClick Benelux Limited




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DoubleClick Benelux B.V. (Netherlands)

Wholly- owned or majority owned Subsidiaries of DoubleClick Scandinavia AB (Sweden)

DoubleClick Norway AS, 979980116
DoubleClick D.A.R.T. Online Advertising AB, 713.688
DoubleClick Sweden AB, 556575-3943
DoubleClick Denmark A/S, A/S5249486

Wholly-owned Subsidiaries of DoubleClick International Asia Holding NV

DoubleClick International Asia BV (Netherlands)

Wholly-owned Subsidiaries of DoubleClick Interntional Asia BV

DoubleClick Korea TechSolutions
DoubleClick TechSolutions (Beijing) Co. Ltd.

Note:  Jurisdiction of incorporation noted in parentheses.

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